Exhibit 10.6

WPX ENERGY, INC.

PERFORMANCE-BASED RESTRICTED STOCK UNIT

INDUCEMENT AWARD AGREEMENT

THIS PERFORMANCE-BASED RESTRICTED STOCK UNIT INDUCEMENT AWARD AGREEMENT and Appendices A and B attached hereto (this “Agreement”), contains the terms and conditions for the Restricted Stock Units (“Restricted Stock Units” or “RSUs”), is by and between WPX ENERGY, INC., a Delaware corporation (the “Company”) and the individual identified on the last page hereof (the “Participant”).

1. Grant of RSUs. Subject to the terms and conditions of this Agreement, the Company hereby grants an award (the “Award”) to the Participant of [•] RSUs effective May 15, 2014 (the “Effective Date”). The Award gives the Participant the opportunity to earn the right to receive the number of shares of the Common Stock of the Company equal to the number of RSUs shown in the prior sentence, subject to adjustment under the terms of this Agreement and the attainment of performance goals set forth in Paragraph 4. These shares are referred to in this Agreement as the “Shares.” Until the Participant both becomes vested in the Shares under the terms of Paragraph 4 and is paid such Shares under the terms of Paragraph 5, the Participant shall have no rights as a stockholder of the Company with respect to the Shares.

2. Acceptance of Documents. The Participant acknowledges that he has received a copy of, or has online access to, this Agreement and hereby automatically accepts the RSUs subject to all the terms and provisions of this Agreement. The Participant hereby further agrees that he has received a copy of, or has online access to, the prospectus and hereby acknowledges his or her automatic acceptance and receipt of such prospectus electronically.

3. Committee Decisions and Interpretations. The Participant hereby agrees to accept as binding, conclusive, and final all actions, decisions, and/or interpretations of the Committee, its delegates, or agents, upon any questions or other matters arising under the Plan or this Agreement.

4. Vesting and Performance Measures.

(a) Notwithstanding any other provision of this Agreement, a Participant shall not be entitled to any payment of Shares under this Agreement unless and until such Participant obtains a legally binding right to such Shares and satisfies applicable vesting conditions for such payment.

(b) The Participant is entitled to receive (i) 50% of the Shares if, at any time during the period beginning on the Effective Date and ending on date that is three years after the Effective Date (not including the Effective Date) (such period, the “Performance Period”), for any twenty consecutive trading days, the price of Common Stock is equal to or exceeds 115% of the closing trading price of the Common Stock as listed on the NYSE on the last trading day immediately prior to the Effective Date; and (ii) the remaining 50% of the Shares if, at any time during the Performance Period, for any twenty consecutive trading days, the price of the Common Stock is equal to or exceeds 130% of the closing trading price of the Common Stock as listed on the NYSE on the last trading day immediately prior to the Effective Date; provided, that, notwithstanding the earlier satisfaction of such performance targets, no payment of Shares shall be made until the later of (A) the second anniversary of the Effective Date or (B) the date during the Performance Period on which the performance targets described above in this Subparagraph 4(b) are satisfied (each, a “Payment Date”), in each case, provided that the Participant must be continuously employed by the Company or its affiliate through the applicable Payment Date.

5. Termination.

(a) Termination Prior to Second Anniversary of the Effective Date. If the Participant dies, becomes Disabled, is terminated by the Company without Cause or resigns for Good Reason prior to the second anniversary of the Effective Date but following the satisfaction of performance targets in Subparagraph 4(b), as of the date of termination (i) if the performance target described in Subparagraph 4(b)(i) has been satisfied prior to the date of such termination, then the Participant shall vest in 50% of the Shares; and (ii) if the performance target described in Subparagraph 4(b)(ii) has been satisfied, then the Participant shall vest in 100% of the Shares. For the avoidance of doubt, if the Participant dies, becomes Disabled, is terminated by the Company without Cause or resigns for Good Reason prior to the second anniversary of the Effective Date and the performance targets have not yet been satisfied, then the Participant shall forfeit all rights to and interest in the RSUs and Shares.

(b) Termination Following Second Anniversary of the Effective Date. If (i) the Participant dies, becomes Disabled, is terminated by the Company without Cause or resigns for Good Reason after the second anniversary of the Effective Date and (ii) within six months following such termination date (but no later than the end of the Performance Period) the performance targets in Subparagraph 4(b) are satisfied, then (A) if the performance target described in Subparagraph 4(b)(i) has been satisfied, the Participant or his estate shall vest in 50% of the Shares or (B) the performance target described in Subparagraph 4(b)(ii) has been satisfied, the Participant or his estate shall vest in 100% of the Shares. For the avoidance of doubt, if the Participant dies, becomes Disabled, is terminated by the Company without Cause or resigns for Good Reason after the second anniversary of the Effective Date and the performance targets described in Subparagraph 4(b) are not satisfied within six months of the termination date, then the Participant shall forfeit all rights to and interest in the RSUs and Shares.

(c) Termination for Cause or Resignation without Good Reason. If the Participant is terminated by the Company for Cause or resigns without Good Reason prior to any Payment Date, the Participant shall forfeit all rights to and interest in the RSUs and Shares.

6. Payment of Shares.

(a)	(i) The payment date for all Shares in which a Participant becomes vested pursuant to Paragraph 5 above shall be within the 30th day after such Participant’s Separation from Service, provided that if the Participant was a “key employee” within the meaning of Section 409A(a)(B)(i) of the Code (as defined below) immediately prior to his or her Separation from Service, payment shall not be made sooner than six months following the date of such Separation from Service.

(ii) For purposes of this Subparagraph 6(a), “key employee” means an employee designated on an annual basis by the Company as of December 31 (the “Key Employee Designation Date”) as an employee meeting the requirements of Section 416(i) of Code utilizing the definition of compensation under Treasury Regulation § 1.415(c)-2(d)(2). A Participant designated as a “key employee” shall be a “key employee” for the entire 12-month period beginning on April 1 following the Key Employee Designation Date.

(b) Upon conversion of RSUs into Shares under this Agreement, such RSUs shall be cancelled. Shares that become payable under this Agreement will be paid by the Company by the delivery to the Participant, or the Participant’s beneficiary or legal representative, one or more certificates (or other indicia of ownership) representing Shares of Common Stock equal in number to the number of Shares otherwise payable under this Agreement less the number of Shares having a Fair Market Value, as of the date the withholding tax obligation arises, equal to the minimum statutory withholding requirements. Notwithstanding the foregoing, to the extent permitted by Section 409A of the Internal Revenue of 1986, as amended (the “Code”) and the guidance thereunder, if federal employment taxes become due upon the Participant’s becoming entitled to payment of Shares, the number of Shares necessary to cover minimum statutory withholding requirements may, in the Company’s discretion, be used to satisfy such requirements upon such entitlement.

7. Other Provisions.

(a) The Participant understands and agrees that payments under this Agreement shall not be used for, or in the determination of, any other payment or benefit under any continuing agreement, plan, policy, practice, or arrangement providing for the making of any payment or the provision of any benefits to or for the Participant or the Participant’s beneficiaries or representatives, including, without limitation, any employment agreement, any change of control severance protection plan, or any employee benefit plan as defined in Section 3(3) of ERISA, including, but not limited to qualified and non-qualified retirement plans.

(b) The Participant agrees and understands that, subject to the limit expressed in clause (iii) of the following sentence, stock certificates (or other indicia of ownership) issued may be held as collateral for monies he owes to the Company or any of its Affiliates, including but not limited to personal loan(s), Company credit card debt, relocation repayment obligations or benefits from any plan that provides for pre-paid educational assistance. In addition, the Company may accelerate the time or schedule of a payment of vested Shares, and/or deduct from any payment of Shares to the Participant under this Agreement, or to his or her beneficiaries in the case of the Participant’s death, that number of Shares having a Fair Market Value at the date of such deduction to the amount of such debt as satisfaction of any such debt, provided that (i) such debt is incurred in the ordinary course of the employment relationship between the Company or any of its Affiliates and the Participant, (ii) the aggregate amount of any such debt-related collateral held or deduction made in any taxable year of the Company with respect to the Participant does not exceed $5,000, and (iii) the deduction of Shares is made at the same time and in the same amount as the debt otherwise would have been due and collected from the Participant.

(c) RSUs, Shares, and Participant’s interest in RSUs and Shares, may not be sold, assigned, transferred, pledged, or otherwise disposed of or encumbered at any time prior to both (i) the Participant’s becoming vested in Shares and (ii) payment of Shares under this Agreement.

(d) If the Participant at any time forfeits any or all of the RSUs pursuant to this Agreement, the Participant agrees that all of the Participant’s rights to and interest in such RSUs and in Shares issuable thereunder shall terminate upon forfeiture without payment of consideration.

(e) The Committee shall determine whether an event has occurred resulting in the forfeiture of the RSUs and any Shares issuable thereunder in accordance with this Agreement and all determinations of the Committee shall be final and conclusive.

(f) With respect to the right to receive payment of Shares under this Agreement, nothing contained herein shall give the Participant any rights that are greater than those of a general creditor of the Company.

(g) The obligations of the Company under this Agreement are unfunded and unsecured. The Participant shall have the status of a general creditor of the Company with respect to amounts due, if any, under this Agreement.

(h) The parties to this Agreement intend that this Agreement meet the requirements of Section 409A of the Code and recognize that it may be necessary to modify this Agreement to reflect guidance under Section 409A of the Code issued by the Internal Revenue Service. The Participant agrees that the Committee shall have sole discretion in determining (i) whether any such modification is desirable or appropriate and (ii) the terms of any such modification.

(i) The Participant hereby automatically becomes a party to this Agreement whether or not he accepts the Award electronically or in writing in accordance with procedures of the Committee, its delegates or agents.

(j) Nothing in this Agreement shall interfere with or limit in any way the right of the Company or an Affiliate to terminate the Participant’s employment or service at any time, nor confer upon the Participant the right to continue in the employ of the Company and/or Affiliate.

(k) The Participant hereby acknowledges that nothing in this Agreement shall be construed as requiring the Committee to allow a domestic relations order with respect to this Award.

8. Notices. All notices to the Company required hereunder shall be in writing and delivered by hand or by mail, addressed to WPX Energy, Inc., One Williams Center, Tulsa, Oklahoma 74172, Attention: Stock Administration Department. Notices shall become effective upon their receipt by the Company if delivered in the foregoing manner. To direct the sale of any Shares issued under this Agreement, the Participant shall contact the Fidelity Stock Plan representative.

9. Tax Consultation. The Participant understands he will incur tax consequences as a result of acquisition or disposition of the Shares. The Participant agrees to consult with any tax consultants deemed advisable in connection with the acquisition of the Shares and acknowledge that he is not relying, and will not rely, on the Company for any tax advice.

WPX ENERGY, INC.

By:
William G. Lowrie
Chairman of the Board

Participant: Richard E. Muncrief

SSN:

APPENDIX A

DEFINITIONS

“Affiliate” means all persons with whom the Company would be considered a single employer under Section 414(b) of the Code and all persons with whom such person would be considered a single employer under Section 414(c) of the Code.

“Disabled” means a Participant qualifies for long-term disability benefits under the Company’s long-term disability plan, or if the Company does not sponsor such a disability plan, the Participant qualifies for Social Security Disability Insurance under Title II of the Social Security Act. Notwithstanding the forgoing, all determinations of whether a Participant is Disabled shall be made in accordance with Section 409A of the Internal Revenue Code of 1986, as amended, and the guidance thereunder.

“Separation from Service” means a Participant’s termination or deemed termination from employment with the Company and its Affiliates. For purposes of determining whether a Separation from Service has occurred, the employment relationship is treated as continuing intact while the Participant is on military leave, sick leave, or other bona fide leave of absence if the period of such leave does not exceed six months, or if longer, so long as the Participant retains a right to reemployment with his or her employer under an applicable statute or by contract. For this purpose, a leave of absence constitutes a bona fide leave of absence only if there is a reasonable expectation that the Participant will return to perform services for his or her employer. If the period of leave exceeds six months and the Participant does not retain a right to reemployment under an applicable statute or by contract, the employment relationship will be deemed to terminate on the first date immediately following such six month period.

Notwithstanding the foregoing, if a leave of absence is due to any medically determinable physical or mental impairment that can be expected to last for a continuous period of more than six months but less than 12 months, and such impairment causes the Participant to be unable to perform the duties of the Participant’s position of employment or any substantially similar position of employment, a period equal to such Participant’s leave of absence will be substituted for such six-month period, so long as that period is less than 12 months. If such an absence exceeds 12 months, then the Participant will be considered Disabled and Section 4(d) will govern.

A Separation from Service occurs at the date as of which the facts and circumstances indicate either that, after such date: (A) the Participant and the Company reasonably anticipate the Participant will perform no further services for the Company and its Affiliates (whether as an employee or an independent contractor) or (B) that the level of bona fide services the Participant will perform for the Company and its Affiliates (whether as an employee or independent contractor) will permanently decrease to no more than 20% of the average level of bona fide services performed over the immediately preceding 36-month period or, if the Participant has been providing services to the Company and its Affiliates for less than 36 months, the full period over which the Participant has rendered services, whether as an employee or independent contractor. The determination of whether a Separation from Service has occurred shall be governed by the provisions of Treasury Regulation § 1.409A-1, as amended, taking into account the objective facts and circumstances with respect to the level of bona fide services performed by the Participant after a certain date.

APPENDIX B

WPX ENERGY, Inc.

Inducement Award – Richard E. Muncrief

(Effective as of May 15, 2014)

Article 1.—Effective Date, History, Objectives, and Duration

1.1 Effective Date. In connection with WPX Energy, Inc. (the “Company”) agreeing to employ Richard E. Muncrief (“Grantee”) as its President and Chief Executive Officer effective as of May 15, 2014, the Company is agreeing to award Grantee time-vesting and performance-vesting restricted stock units of the Company which are intended to be “inducement awards” (in accordance with New York Stock Exchange rules) (the “Inducement Award”), subject to the terms and conditions of the applicable award agreement and this Appendix A (the “Inducement Award Agreement”). Inducement Awards are not granted pursuant to the WPX Energy, Inc. 2013 Incentive Plan (the “Plan”). Inducement Awards are granted effective as of, and contingent upon, Grantee commencing employment with the Company in such capacity (the “Effective Date”).

Article 2.—Definitions

The following terms shall have the meanings set forth below:

2.1 “Affiliate” means any Person that directly or indirectly, through one or more intermediaries, controls, or is controlled by or is under common control with the Company.

2.2 “Board” has the meaning set forth in Section 1.3.

2.3 “Committee” and “Management Committee” have the respective meanings set forth in Article 3.

2.4 “Common Stock” means the common stock, $1.00 par value, of the Company.

2.5 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time. References to a particular section of the Exchange Act include references to successor provisions.

2.6 “Fair Market Value” means (a) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee, and (b) with respect to Shares, unless otherwise determined in the good faith discretion of the Committee, as of any date: (i) the closing price on the date of determination reported in The Wall Street Journal (or an equivalent alternate or successor) (or, if no sale of Shares was reported for such date, on the most recent trading day prior to such date on which a sale of Shares was reported); (ii) if the Shares are not listed on the New York Stock Exchange, the closing price of the Shares on such other national exchange on which the Shares are principally traded or as reported by the Nasdaq Global Select or Global Market System, or similar securities market, or if no such quotations are available, the average of the high bid and low asked quotations in the over-the-counter market as reported by the Nasdaq Capital Market or similar securities market; or (iii) in the event that there shall be no public market for the Shares, the fair market value of the Shares as determined (which determination shall be conclusive) in good faith by the Committee.

2.7 “Grant Date” means the date on which an Inducement Award is granted or, in the case of a grant to an Eligible Person, such later date as specified in advance by the Committee.

2.8 “Grantee” means Richard E. Muncrief.

2.9 “including” or “includes” means “including, without limitation,” or “includes, without limitation,” respectively.

2.10 “Person” means any individual, sole proprietorship, partnership, joint venture, limited liability company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or government instrumentality, division, agency, body or department.

2.11 “Restricted Stock Unit” means a right, granted in accordance the Inducement Award Agreement, to receive a Share or cash payment equal to the value thereof.

2.12 “Retirement” shall have the meaning ascribed to such term in the Company’s governing tax-qualified retirement plan applicable to the Grantee, or if no such plan is applicable to the Grantee, in the good faith determination of the Committee.

2.13 “Rule 16b-3” means Rule 16b-3 promulgated by the SEC under the Exchange Act, as amended from time to time, together with any successor rule.

2.14 “SEC” means the United States Securities and Exchange Commission, or any successor thereto.

2.15 “Section 16 Non-Management Director” means a Non-Management Director who satisfies the requirements to qualify as a “non-employee director” under Rule 16b-3.

2.16 “Section 16 Person” means a person who is subject to potential liability under Section 16(b) of the Exchange Act with respect to transactions involving equity securities of the Company.

2.17 “Securities Act” means the Securities Act of 1933, as amended from time to time. References to a particular section of the Securities Act include references to successor provisions.

2.18 “Share” means a share of Common Stock, and such other securities of the Company as may be substituted or resubstituted for Shares pursuant to Section 4.2 hereof.

Article 3.—Administration

3.1 Committee.

(a) Subject to Article 8 and Section 3.2, the Inducement Award Agreement shall be administered by a committee (the “Committee”). Except to the extent the Board reserves administrative powers to itself or appoints a different committee to administer the Inducement Award Agreement, the Committee shall be the Compensation Committee of the Board. In addition, to the extent the Board considers it desirable to comply with Rule 16b-3, the Committee shall consist of two or more directors of the Company, all of whom qualify as “outside directors” within the meaning of Section 16 Non-Management Directors (the “Independent Committee”). The number of members of the Committee shall from time to time be increased or decreased, and shall be subject to such conditions, in each case as the Board deems appropriate to permit transactions in Shares pursuant to the Inducement Award to satisfy such conditions of Rule 16b-3 as then in effect.

(b) The Board or the Compensation Committee may, by resolution, appoint and delegate to another committee of one or more officers of the Company (other than the Grantee) (a “Management Committee”) any or all of the authority of the Board or the Committee, as applicable, with respect to Inducement Awards. Any delegation of authority pursuant to this Section 3.1(b) shall comply with the requirements of applicable law, including Section 157(c) of the General Corporation Law of the State of Delaware to the extent applicable.

(c) Unless the context requires otherwise, any references herein to “Committee” include references to the Board, the Compensation Committee of the Board, the Management Committee, or the Independent Committee (if distinct from any of the foregoing, as applicable. For avoidance of doubt, notwithstanding any provision of the Inducement Award to the contrary, any action taken by the Compensation Committee of the Board shall be treated as a valid action of the Committee, except as limited by the terms of the Board’s delegation of authority to the Compensation Committee of the Board or in the event that such action would violate applicable law.

3.2 Powers of Committee. Subject to and consistent with the provisions of the Inducement Award Agreement, the Committee has full and final authority and sole discretion to construe and interpret the Inducement Award Agreement and to make all determinations, including factual determinations, necessary or advisable for the administration of the Inducement Award Agreement, including:

(a) to determine whether any performance or vesting conditions have been satisfied;

(b) to determine whether, to what extent and under what circumstances an Inducement Award may be settled in cash or Shares, or an Inducement Award may be accelerated, vested, canceled, forfeited or surrendered or any terms of the Inducement Award may be waived, and to accelerate the exercisability of, and to accelerate or waive any or all of the terms and conditions applicable to any Inducement Award for any reason and at any time;

(c) to offer to exchange or buy out any previously granted Inducement Award for a payment in cash or Shares;

(d) to make, amend, suspend, waive and rescind rules and regulations relating to the Inducement Award Agreements;

(e) to appoint such agents as the Committee may deem necessary or advisable to administer the Inducement Award Agreements;

(f) with the consent of the Grantee, to amend any such Inducement Award at any time, among other things, to permit transfers of such Inducement Award to the extent permitted by the Inducement Award; provided that the consent of the Grantee shall not be required for any amendment (i) which does not materially adversely affect the rights of the Grantee, or (ii) which is necessary or advisable (as determined by the Committee) to carry out the purpose of the Inducement Award as a result of any new applicable law or change in an existing applicable law, or (iii) to the extent the Inducement Award specifically permits amendment without consent, or (iv) provided for or specifically contemplated in the Inducement Award;

(g) to cancel, with the consent of the Grantee, outstanding Inducement Awards and to grant new Inducement Awards in substitution therefor;

(h) to make such adjustments or modifications to Inducement Awards are advisable to fulfill the purposes of the Inducement Award (including to comply with local law);

(i) to impose such additional terms and conditions upon the grant, exercise or retention of Inducement Awards as the Committee may, before or concurrently with the grant thereof, deem appropriate, including, as applicable, limiting the percentage of Inducement Awards which may from time to time be exercised by the Grantee;

(j) to make adjustments in the terms and conditions of, and the criteria in, Inducement Awards in recognition of unusual or nonrecurring events (including events described in Section 4.1) affecting the Company or an Affiliate or the financial statements of the Company or an Affiliate, or in response to changes in applicable laws, regulations or accounting principles;

(k) to correct any defect or supply any omission or reconcile any inconsistency, and to construe and interpret Inducement Award Agreement, the rules and regulations, and any other instrument entered into or relating to an Inducement Award; and

(l) to take any other action with respect to any matters relating to the Inducement Award Agreement and to make all other decisions and determinations as may be required under the terms of the Inducement Award Agreement or as the Committee may deem necessary or advisable for the administration of the Inducement Award Agreement.

Any action of the Committee with respect to the Inducement Award Agreement shall be final, conclusive and binding on all persons, including the Company, its Affiliates, the Grantee, any person claiming any rights under the Inducement Award from or through the Grantee, and stockholders, except to the extent the Committee may subsequently modify, or take further action not consistent with, its prior action. If not specified in the Inducement Award Agreement, the time at which the Committee must or may make any determination shall be determined by the Committee, and any such determination may thereafter be modified by the Committee. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee.

Article 4.—Adjustments

4.1 Adjustments in Authorized Shares and Inducement Awards. In the event of any dividend or other distribution (whether in the form of cash, Shares, or other property, but excluding regular, quarterly cash dividends), recapitalization, forward or reverse stock split, subdivision, consolidation or reduction of capital, reorganization, merger, consolidation, scheme of arrangement, split-up, spin-off or combination involving the Company or repurchase or exchange of Shares or other securities of the Company or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event that affects the Shares, provided that any such transaction or event referred to heretofore does not involve the receipt of consideration by the Company, then the Committee shall, in such manner as it deems equitable in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Inducement Award Agreement, adjust (a) the number and type of Shares (or other securities or property) with respect to which Inducement Awards may be granted, (b) the number and type of Shares (or other securities or property) subject to outstanding Inducement Awards, (c) the number of Shares with respect to which Inducement Awards may be granted to the Grantee, and (d) the number and type of Shares (or other securities or property) as to which Inducement Awards may be settled; provided, that the number of Shares subject to any Inducement Award denominated in Shares shall always be a whole number.

Article 5.—General Conditions of Inducement Awards

5.1 General Terms and Termination of Affiliation. The Committee may impose on any Inducement Award or the exercise or settlement thereof, at the Grant Date or, subject to the provisions of Section 8.1, thereafter, such additional terms and conditions not inconsistent with the provisions of the Inducement Award as the Committee shall determine, including terms requiring forfeiture, acceleration or pro-rata acceleration of Inducement Awards. Except as may be required under the Delaware General Corporation Law, Inducement Awards may be granted for no consideration other than prior and future services.

5.2 Nontransferability of Inducement Awards.

(a) Each Inducement Award and each right under any Inducement Award shall be exercisable only by the Grantee during the Grantee’s lifetime, or, if permissible under applicable law, by the Grantee’s guardian or legal representative.

(b) No Inducement Award (prior to the time, if applicable, Shares are delivered in respect of such Inducement Award), and no right under any Inducement Award, may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Grantee other than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company and any Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(c) Notwithstanding subsections (a) and (b) above, to the extent provided in the Inducement Award Agreement, such Restricted Stock Units may be transferred to one or more trusts or persons during the lifetime of the Grantee in connection with the Grantee’s estate planning or wealth transfer planning, and may be exercised by such transferee in accordance with the terms of such Inducement Award. If so determined by the Committee, the Grantee may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Grantee, and to receive any distribution with respect to any Inducement Award upon the death of the Grantee. A transferee, beneficiary, guardian, legal representative or other person claiming any rights under the Inducement Award Agreement from or through the Grantee shall be subject to and consistent with the provisions of the Inducement Award Agreement, except to the extent the any additional restrictions or limitations are deemed necessary or appropriate by the Committee.

(d) Nothing herein shall be construed as requiring the Committee to honor a domestic relations order except as required under the respective Inducement Award Agreement or to the extent required under applicable law.

5.3 Cancellation and Rescission of Inducement Awards. Unless the Inducement Award Agreement specifies otherwise, the Committee may cancel, rescind, suspend, withhold, or otherwise limit or restrict any unexercised Inducement Award at any time if the Grantee is not in compliance with all applicable provisions of the Inducement Award Agreement.

5.4 Compliance with Rule 16b-3.

(a) Reformation to Comply with Exchange Act Rules. To the extent the Committee determines that a grant or other transaction by a Section 16 Person should comply with applicable provisions of Rule 16b-3 (except for transactions exempted under alternative Exchange Act rules), the Committee shall take such actions as necessary to make such grant or other transaction so comply, and if any provision of any Inducement Award Agreement does not comply with the requirements of Rule 16b-3 as then applicable to any such grant or transaction, such provision will be construed or deemed amended, if the Committee so determines, to the extent necessary to conform to the then applicable requirements of Rule 16b-3 without the consent of or notice to the affected Section 16 Person.

(b) Rule 16b-3 Administration. Any function relating to a Section 16 Person shall be performed solely by the Committee or the Board if necessary to ensure compliance with applicable requirements of Rule 16b-3, to the extent the Committee determines that such compliance is desired. Each member of the Committee or person acting on behalf of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him by any officer, manager or other employee of the Company or any Affiliate, the Company’s independent certified public accountants or any executive compensation consultant or attorney or other professional retained by the Company to assist in the administration of the Inducement Award Agreement.

5.5 Deferral of Inducement Award Payouts. The Committee may permit or require the Grantee to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due by virtue of the lapse or waiver of restrictions for Restricted Stock Units. The Committee may also require such a deferral of receipt in order to avoid non-deductibility of any amounts associated with such Inducement Award or to comply with the requirements of applicable law. If any such deferral is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals. Except as otherwise provided in an Inducement Award Agreement or this Section 5.5, any payment of any Shares that are subject to such deferral shall be made or delivered to the Grantee upon the Grantee’s termination of employment. Notwithstanding anything herein to the contrary, in no event will any deferral or payment of a deferred number of Shares or any other payment with respect to any Inducement Award be allowed if the Committee determines, in its sole discretion, that the deferral would result in the imposition of the additional tax under Section 409A(a)(1)(B) of the Code.

Article 6.—Restricted Stock Units

6.1 Delivery and Limitations. Delivery of Shares will occur upon the terms and conditions of the Inducement Award Agreement. In addition, an Inducement Award shall be subject to such additional limitations as the Committee may impose. The Grantee will have no voting rights and will have no rights to receive dividends or dividend equivalents in respect of his Restricted Stock Units.

Article 7.—Change in Control

7.1 Acceleration of Exercisability and Lapse of Restrictions. If, upon or within two (2) years following a Change in Control, the Grantee has a termination of employment with the Company and its Affiliates (excluding any transfer to the Company or its Affiliates) voluntarily for Good Reason, or involuntarily (other than due to Cause, death, Disability, or Retirement), all restrictions or limitations on any outstanding Inducement Awards shall lapse and all performance criteria and other conditions to payment of Inducement Awards shall be deemed to be achieved or fulfilled (at the target level, to the extent applicable).

7.2 Definitions. For purposes of this Article 7, the following terms shall have the meanings as set forth in Section 5.9 of the Employment Agreement by and between the Company and the Grantee, entered into as of April 29, 2014: “Cause”, “Change in Control” and “Good Reason”.

Article 8.—Amendment, Modification, and Termination

8.1 Inducement Awards Previously Granted. Except as otherwise specifically permitted in Inducement Award Agreement, no termination, amendment, or modification of the Inducement Award Agreement shall adversely affect in any material way any Inducement Award previously granted under the Inducement Award Agreement, without the written consent of the Grantee of such Inducement Award.

Article 9.—Withholding

9.1 Mandatory Tax Withholding. Whenever, under the Inducement Award Agreement, (i) Shares are to be delivered upon payment of an Inducement Award, (ii) a cash payment is made for any Inducement Award, or (iii) any other payment event occurs with respect to rights and benefits hereunder, the Company or any Affiliate shall be entitled to require (A) that the Grantee remit an amount in cash, or in the Company’s discretion, in Shares, valued at their Fair Market Value on the date the withholding obligation arises, sufficient to satisfy all of the employer’s federal, state, and local tax withholding requirements related thereto but no more than the minimum amount necessary to satisfy such amounts (“Required Withholding”), (B) the withholding of such Required Withholding from compensation otherwise due to the Grantee or from any Shares valued at their Fair Market Value at the date the withholding obligation arises, or from any other payment due to the Grantee under the Inducement Award or otherwise or (C) any combination of the foregoing.

Article 10.—Additional Provisions

10.1 Successors. All obligations of the Company under the Inducement Award Agreement with respect to Inducement Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise of all or substantially all of the business and/or assets of the Company.

10.2 Severability. If any part of the Inducement Award Agreement is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any other part of the Inducement Award Agreement. Any Section or part of a Section so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

10.3 Requirements of Law. The granting of Inducement Awards and the delivery of Shares under the Inducement Award Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or securities exchanges as may be required. Notwithstanding any provision of the Inducement Award Agreement, the Grantee shall not be entitled to exercise, or receive benefits under, any Inducement Award, and the Company (and any Affiliate) shall not be obligated to deliver any Shares or deliver benefits to the Grantee, if such exercise or delivery would constitute a violation by the Grantee or the Company of any applicable law or regulation.

10.4 Securities Law Compliance.

(a) If the Committee deems it necessary to comply with any applicable securities law, or the requirements of any securities exchange or other form of securities market upon which Shares may be listed, the Committee may impose any restriction on Shares acquired pursuant to Inducement Awards under the Inducement Award Agreement as it may deem advisable. All certificates for Shares delivered under the Inducement Award Agreement pursuant to any Inducement Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the SEC, any securities exchange or other form of securities market upon which Shares are then listed, any applicable securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. If so requested by the Company, the Grantee shall make a written representation to the Company that he will not sell or offer to sell any Shares unless a registration statement shall be in effect with respect to such Shares under the Securities Act of 1933, as amended, and any applicable state or foreign securities law or unless he shall have furnished an opinion to the Company, in form and substance satisfactory to the Company, that such registration is not required.

(b) If the Committee determines that the exercise, nonforfeitability of, or delivery of benefits pursuant to, any Inducement Award would violate any applicable provision of securities laws or the listing requirements of any securities exchange or other form of securities market on which are listed any of the Company’s equity securities, then the Committee may postpone any such exercise, nonforfeitability or delivery, as applicable, but the Company shall use all reasonable efforts to cause such exercise, nonforfeitability or delivery to comply with all such provisions at the earliest practicable date.

10.5 No Rights as a Stockholder. No Grantee shall have any rights as a stockholder of the Company with respect to the Shares which may be deliverable upon payment of such Inducement Award until such Shares have been delivered to him.

10.6 Nature of Payments. Unless specified in the Inducement Award Agreement or otherwise determined by the Company, Inducement Awards shall be special incentive payments to the Grantee and shall not be taken into account in computing the amount of salary or compensation of the Grantee for purposes of determining any pension, retirement, death or other benefit under (a) any pension, retirement, profit-sharing, bonus, insurance or other employee benefit plan of the Company or any Affiliate, except as such plan shall otherwise expressly provide, or (b) any agreement between (i) the Company or any Affiliate and (ii) the Grantee, except as such agreement shall otherwise expressly provide.

10.7 Governing Law. The Inducement Award Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, other than its laws respecting choice of law.

10.8 Share Certificates. Any certificates for Shares delivered under the terms of the Inducement Award Agreement shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under federal or state securities laws, rules and regulations thereunder, and the rules of any foreign securities laws, rules and regulations thereunder, and the rules of any national securities exchange or other form of securities market on which Shares are listed or quoted. The Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions or any other restrictions or limitations that may be applicable to Shares. In addition, during any period in which Inducement Awards or Shares are subject to restrictions or limitations under the terms of the Inducement Award Agreement or any Inducement Award Agreement, or during any period during which delivery or receipt of an Inducement Award or Shares has been deferred by the Committee or the Grantee, the Committee may require the Grantee to enter into an agreement providing that certificates representing Shares deliverable or delivered pursuant to an Inducement Award shall remain in the physical custody of the Company or such other person as the Committee may designate.

10.9 Unfunded Status of Inducement Awards; Creation of Trusts. The Inducement Award Agreement is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to the Grantee pursuant to an Inducement Award, nothing contained in the Inducement Award Agreement or any Inducement Award Agreement shall give the Grantee any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under the Inducement Award Agreement to deliver cash, Shares or other property pursuant to any Inducement Award which trusts or other arrangements shall be consistent with the “unfunded” status of the Inducement Award Agreement unless the Committee otherwise determines.

10.10 Employment. Nothing in the Inducement Award Agreement or an Inducement Award Agreement shall interfere with or limit in any way the right of the Company or any Affiliate to terminate the Grantee’s employment at any time, for any reason or no reason, or shall confer upon the Grantee the right to continue in the employ or as an officer of the Company or any Affiliate.

10.11 Military Service. Inducement Awards shall be administered in accordance with Section 414(u) of the Code and the Uniformed Services Employment and Reemployment Rights Act of 1994 to the extent required by law or as determined by the Committee.

10.12 Construction; Gender and Number. The following rules of construction will apply to the Inducement Award Agreement: (a) the word “or” is disjunctive but not necessarily exclusive, and (b) words in the singular include the plural, words in the plural include the singular, and words in the neuter gender include the masculine and feminine genders and words in the masculine or feminine gender include the other neuter genders.

10.13 Headings. The headings of articles and sections are included solely for convenience of reference, and if there is any conflict between such headings and the text of this Plan, the text shall control.

10.14 Obligations. Unless otherwise specified in the Inducement Award Agreement, the obligation to deliver, pay or transfer any amount of money or other property pursuant to Inducement Awards under this Plan shall be the sole obligation of the Grantee’s employer; provided that the obligation to deliver or transfer any Shares pursuant to Inducement Awards under this Plan shall be the sole obligation of the Company.

10.15 Code Section 409A Compliance. The Board intends that any Inducement Awards under the Inducement Award Agreement shall be administered, interpreted, and construed in a manner intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended (“Code”), the regulations issued thereunder or any exceptions thereto (or disregarded to the extent such provisions cannot be so administered, interpreted, or construed). If the Committee determines that an Inducement Award, Inducement Award Agreement, payment, distribution, deferral election, transaction or any other action or arrangement contemplated by the provisions of the Inducement Award Agreement would, if undertaken, cause the Grantee to become subject to additional taxes pursuant to Section 409A, unless the Committee expressly determines otherwise, such grant of Inducement Award, payment, distribution, deferral election, transaction or other action or arrangement shall not be undertaken and the related provisions of the Inducement Award Agreement and/or Inducement Award Agreement will be amended or deemed modified in as close a manner as possible to give effect to the original terms of the Inducement Award, or, only if necessary because a modification or deemed modification would not be reasonably effective in avoiding the additional income tax under Section 409A(a)(1)(B) of the Code, rescinded in order to comply with the requirements of Section 409A to the extent determined by the Committee without the consent of or notice to the Grantee. Notwithstanding the foregoing, with respect to any Inducement Award intended by the Committee to be exempt from the requirements of Section 409A which is to be paid out when vested, such payment shall be made as soon as administratively feasible after the Inducement Award becomes vested, but in no event shall such payment be made later than 2-1/2 months after the end of the calendar year in which the Inducement Award became vested unless (a) deferred pursuant to Section 5.5 otherwise permitted under the exemption provisions of Section 409A.

10.16 Recoupment. In the event that financial results of the Company are significantly restated due to fraud or intentional misconduct, the Board will review any performance-based incentive payments paid to executive officers, who are found by the Board to be personally responsible for the fraud or intentional misconduct that caused the need for the restatement and will, to the extent permitted by applicable law, seek recoupment from all executive officers of any amounts paid in excess of the amounts that would have been paid based on the restated financial results.